EXHIBIT 10.63

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this “Agreement”), dated as of December 29, 2006, is made and entered into by and between CONTINENTAL TOWERS, L.L.C., a Delaware limited liability company (“Owner”) and PRIME GROUP MANAGEMENT, L.L.C., a Delaware limited liability company (“Manager”).

R E C I T A L S:

WHEREAS, Owner owns a portion of the real property and office building complex commonly known as Continental Towers, 1701 Golf Road, Rolling Meadows, Illinois, identified on Schedule A hereto (the “Facility”); and

WHEREAS, Manager is experienced and qualified in the business of owning and operating an office complex such as the Facility, and Owner desires to engage Manager to operate the Facility; and

WHEREAS, Manager is willing to operate the Facility on the terms and subject to the conditions set forth in this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the recitals and the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Responsibilities of Manager.

(a)          Owner hereby engages Manager to operate the Facility, and Manager hereby accepts such engagement and, subject to the conditions set forth in this Agreement, agrees to operate the Facility, at Owner’s expense, so as to provide all services required by applicable law and regulations and by the terms set forth in this Agreement. During the term of this Agreement, Manager shall have full authority to operate and manage the Facility as a Class A office building complex in accordance with applicable law and regulations and the terms and conditions hereof, and shall have full and complete control and reign over, and use of, the entire Facility, including its common areas. Without limiting the generality of the foregoing, Manager shall have full authority and responsibility as follows:

(i)          Operational Policies and Forms. Manager shall establish and implement such operational policies and procedures, and develop such new policies and procedures, as Manager may deem necessary to cause or to ensure the establishment and maintenance of operational standards appropriate for a Class A office building complex.

(ii)          Information. Manager shall develop any informational material, mass media releases, and other related publicity materials, that it deems necessary for the operation of the Facility.

(iii)        Regulatory Compliance. Manager shall use commercially reasonable efforts to maintain all licenses, permits, qualifications and approvals from any applicable governmental or regulatory authority required for the operation of the Facility, to operate the Facility in compliance with all applicable laws and regulations, and to comply with such laws and regulations in performing Manager’s obligations under this Agreement. In addition, Manager shall supervise and coordinate the preparation and filing of (and, where required to do so under applicable law or regulations, file) all reports or other information required by all state or other governmental agencies having jurisdiction over the Facility and shall deliver copies of all such reports and information to Owner simultaneously with such filings. Manager shall cooperate with governmental inspection and enforcement activities.

(iv)         Equipment, Improvements, Refurbishment and Redevelopment. Manager shall, on behalf of Owner, acquire or effect the acquisition of equipment and improvements which are needed to maintain or upgrade the quality of the Facility or its services, to replace obsolete or run-down equipment, or to correct any other deficiencies which may be identified by Manager during the term of this Agreement, and shall make, or engage third parties to make, all such repairs, replacements and maintenance and shall cause to be acquired all necessary equipment, including replacement equipment. Manager shall have the authority to refurbish and redevelop the Facility in order to maintain it as a Class A office building complex provided that the funds to pay any expenses or expenditures in connection therewith will be available either from (1) operating revenues of the Facility or (2) the proceeds of borrowings where the lender’s recourse is limited to Owner’s interest in the Facility.

(v)          Accounting. Manager shall supervise and coordinate accounting support to, and prepare and maintain records for, the Facility, including the following:

a)            a monthly balance sheet and statement of operations for the Facility, to be submitted to Owner within forty-five (45) days after the end of each calendar month;

b)	tenant billing records;

c)	accounts receivable and collection records;

d)	accounts payable records;

e)            all payroll functions, including preparation of payroll checks, establishment of depository accounts for withholding taxes, payment of such taxes (at Owner’s sole expense), filing of payroll reports and the issuance of W-2 forms to all employees;

f)             a complete general ledger for the purposes of recording and summarizing all transactions for the Facility; and

g)            the preparation and filing of all necessary reports as required by any and all governmental authorities having jurisdiction over the Facility or the operation thereof (including, but not limited to, the Manager) and the simultaneous provision of copies thereof to Owner. Manager shall file, on its own behalf or on behalf of Owner, all such reports as are required to be filed by Manager or Owner.

All accounting procedures and systems utilized in providing said support shall be in accordance with the operating capital and cash programs developed by Manager, which programs shall conform to generally accepted accounting principles and shall not materially distort income or loss. Nothing herein shall preclude Manager from engaging a third party to assist it in the performance of the accounting duties provided for herein.

(vi)         Reports. Manager shall supervise and coordinate the preparation of any reasonable operational information which may from time to time be specifically requested by Owner, including any information and reports needed to assist Owner in completing its tax returns and in complying with any reporting obligations imposed by any mortgagees or lessors of the Facility. In addition, (i) within forty-five (45) days after the end of each calendar month, Manager shall supervise and coordinate the preparation and the delivery to Owner of an unaudited balance sheet of the Facility, dated as of the last day of such month, and unaudited statements of income and expenses and cash flow for such month relating to the operation of the Facility and (ii) within one hundred twenty (120) days after the end of the fiscal year of the Facility, Manager shall supervise and coordinate the preparation and the delivery to Owner of audited financial statements, including a balance sheet of the Facility dated as of the last day of said fiscal year and statements of income and expense, statement of building operations and changes in financial position and an unaudited statement of cash flow for the fiscal year then ended relating to the operation of the Facility. In addition, Manager shall supervise and coordinate the preparation and the delivery to Owner of monthly occupancy reports and related information with respect to the Facility. All originals of the books, forms and records generated by Manager in connection with the operation of the Facility shall be Manager’s property, except that on termination of this Agreement, all such books, forms and records shall be Owner’s (or its successor’s) property; provided, that Manager shall provide Owner with copies of any of such books, forms and records reasonably requested by Owner.

(vii)       Bank Accounts. Manager shall establish an account or accounts and shall deposit therein all money received by Manager on Owner’s behalf from the operation of the Facility. Withdrawals and payments from this account shall be made only on checks signed by one or more person or persons designated by Manager. Manager shall give Owner written notice as to the identity of such authorized signatories on such account. All expenses incurred in the operation of the Facility in accordance with the terms of the Annual Budgets (as defined in subsection (xi) below), including, but not limited to, Facility mortgage or lease payments, payroll and employee benefits and payment of Fees (as defined in Section 7 below), shall be paid by check drawn on this account unless directly deducted from the lock box maintained by Owner for the benefit of Mortgagee (as defined in Section 8). Monthly payments shall be made out of this account first to pay any debt service or rent due with respect to the Facility, and next to pay the operating expenses of the Facility in such order of priority as Manager deems appropriate to the operation of the Facility (including the Fees). Any Fees which are not paid when due as a result of an insufficiency of revenues from the Facility to cover the same shall accrue and shall be due and payable promptly by Owner out of cash flow of the Facility.

(viii)      Personnel. Manager shall have full power and authority to recruit, hire, train, promote, direct, discipline and fire all Facility personnel; establish salary levels, personnel policies and employee benefits; and establish employee performance standards, all as Manager determines to be necessary or desirable during the term of this Agreement to ensure the efficient and satisfactory operation of all departments within, and all services offered by, the Facility. All of the foregoing obligations shall be undertaken in accordance with the Annual Budgets and applicable law and regulations. All of the Facility personnel shall be the employees of Manager, unless otherwise agreed by Owner and Manager, and all salary, bonuses, fringe benefits, payroll taxes and related expenses payable to or in respect of the Facility’s on-site personnel shall be expenses of the Property.

(ix)         Supplies and Equipment. Manager shall purchase, on behalf of Owner, supplies and non-capital equipment needed to operate the Facility.

(x)          Legal Proceedings. Manager shall, through legal counsel designated by Manager, direct all legal matters and proceedings that are within the scope of Manager’s authority pursuant to this Agreement, including without limitation, instituting any necessary legal actions or proceedings to collect obligations owing to the Facility, canceling or terminating any contract or agreement relating to the Facility for breach thereof or default thereunder, and otherwise enforce the obligations of the tenants, sponsors, licensees, customers and any other users of the Facility. Without limiting the generality of the foregoing, Manager is authorized (without the prior written consent of Owner) to settle, in the name and on behalf of Owner and on such terms and conditions as Manager may deem to be in the best interests of the Facility, any and all claims or demands arising out of, or in connection with, the operation of the Facility, whether or not legal action has been instituted. All such amounts paid in respect of any such settlements shall be expenses of the Facility. Manager will give notice promptly to Owner of all demands and claims and all settlements and legal actions, but the failure to give such notice shall not affect the preceding provisions of this paragraph. Notwithstanding anything contained in this Agreement to the contrary, (i) no claim, demand or proceeding with respect to which Owner may be potentially exposed to recourse beyond its interest in the Facility or criminal liability shall be settled or compromised without Owner’s prior written consent, which shall neither be unreasonably withheld or delayed; and (ii) with respect to any such claim or demand, Owner at its sole cost and expense shall be entitled to select counsel to represent it.

(xi)	Annual Budgets.

a)            Preparation and submission. At least sixty (60) days prior to each calendar year that commences during the term of this Agreement, Manager shall submit to Owner a proposed annual budget for the Facility projecting the revenues available and funds required during such fiscal year in order to operate the Facility and to make capital improvements necessary or desirable in order to keep the Facility’s physical plant in good condition and repair. The proposed annual budget shall be based upon data and information then available to Manager and shall include, without limitation, estimated salaries and fringe benefits for all personnel groups, projected staffing patterns for the Facility, estimates of required capital expenditures and purchases of equipment, supplies, inventory and similar items, and an estimate of the level of rates and charges to tenants of the Facility sufficient to generate revenue necessary to operate the Facility and make the capital improvements projected in such budget. The proposed annual budget shall be an estimate of revenues and costs, and Owner and Manager acknowledge that (1) projected revenue may not be actually received and (2) projected costs may be exceeded by actual expenses and capital expenditures incurred in connection with the operation and maintenance of the Facility. By submitting such a projected budget, Manager will not be deemed to be providing a guarantee or warranty as to the projected revenue, expenses or capital expenditures of the Facility.

b)            Adoption. Each annual budget for the Facility as finally established by Manager (including as it may thereafter be revised from time to time during a calendar year by Manager by Manager), as the same may be modified by Manager, shall constitute an “Annual Budget” for all purposes under this Agreement.

c)            Efforts to Operate within Annual Budget. Manager agrees to use commercially reasonable efforts to operate the Facility in accordance with the Annual Budgets. Subject to the foregoing limitation, Owner shall be responsible on a periodic basis, as and when needed, for all expenses and capital expenditures incurred in connection with the operation and maintenance of the Facility, including, without limitation, Fees and cost overruns which exceed the projections in the then current Annual Budget. Notwithstanding anything in this Agreement, if Manager determines in good faith that the incurrence of any expenditure is required in order to comply with applicable law or regulations, then, with Owner’s prior approval, which shall not be unreasonably withheld, Manager shall be entitled to make such expenditures, and all such expenditures shall be deemed, for all purposes of this Agreement, to be in accordance with the then current Annual Budget.

(xii)       Collection of Accounts. Manager shall issue bills and collect accounts and monies owed for goods and services furnished by the Facility, including, but not limited to, enforcing the rights of Owner and the Facility as creditor under any contract or in connection with the rendering of any services. Any actions taken by Manager to collect said accounts receivable shall be in accordance with the applicable laws, rules and regulations governing the collection of accounts receivable and in accordance with the applicable Annual Budget.

(xiii)      Contracts. Subject to Owner’s prior approval, Manager shall negotiate, enter into, secure, cancel and/or terminate such agreements and contracts which Manager may deem necessary or advisable for the operation of the Facility, including, without limitation, the furnishing of concessions, supplies, utilities, extermination, refuse removal and other services. Where lawful and provided Owner has approved, said agreements and contracts will be entered into in the name of and on behalf of Owner.

(b)          Exclusive Representative. It is understood and agreed that Manager shall be the exclusive representative of Owner for purposes of communicating and dealing directly with the regulatory authorities, governmental agencies, employees, independent contractors, suppliers, tenants, licensees, and customers of the Facility. Any communications from Owner to such persons or entities or authorities shall be directed through Manager unless Owner determines that direct communications between Owner and one or more such persons or entities is required, and in such case, Owner shall advise Manager of such communications.

2.            Insurance. Manager shall arrange for and maintain all necessary and proper hazard insurance covering the Facility, including the furniture, fixtures and equipment situated thereon, all necessary and proper malpractice and public liability insurance for Manager’s and Owner’s protection and for the protection of Manager’s and Owner’s directors, officers, partners, agents and the Facility’s personnel. Manager shall also arrange for and maintain all employee health and worker’s compensation insurance for the Facility’s personnel. Any insurance provided pursuant to this paragraph shall comply with the requirements of any applicable Facility mortgage or lease and, with the exception of the insurance maintained by Manager for its own protection, shall be an expense of the Facility.

3.            Proprietary Interest. The systems, methods, procedures and controls employed by Manager and any written materials or brochures developed by Manager to document the same are to remain the property of Manager.

4.            Term of Agreement; Effect of Termination. Unless this Agreement is sooner terminated as provided in this Section 4 or as otherwise agreed in writing, the initial term of this Agreement shall commence on the date hereof and shall end on December 31, 2012, with successive automatic renewal periods of one (1) year each thereafter, unless either party notifies the other in writing, within sixty (60) days prior to the expiration of the then current term, of such party’s intention not to exercise the then upcoming automatic renewal period. This Agreement may not be terminated by Owner for any reason. This Agreement may be terminated by Manager but only with the prior written consent of the Mortgagee (as defined in Section 8)

upon thirty (30) days’ prior written notice to Owner given at any time after the date hereof. Upon any termination of this Agreement pursuant to the immediately preceding sentence, the parties hereto shall have no further obligations or liabilities other than the right of Manager to receive Fees through the date of termination during any such period for which Manager provides services or assists in the operation of the Facility in connection therewith it shall be entitled to receive an appropriate fee therefor.

5.	Facility Operations.

(a)          No Guarantee of Profitability. Manager does not guarantee that operation of the Facility will be profitable, but Manager shall use commercially reasonable efforts to operate the Facility as a Class A office building complex in as cost effective and profitable a manner as reasonably possible consistent with maintaining operations in accordance with the an office building industry’s then prevailing standards in the geographic area in which the Facility is located.

(b)          Standard of Performance; Acting within Budget. In performing its obligations under this Agreement, Manager shall use commercially reasonable efforts and act in good faith and with professionalism in accordance with the Annual Budgets and the prevailing standards of the office building industry in the geographic area in which the Facility is located.

(c)          Force Majeure. The parties will not be deemed to be in violation of this Agreement if they are prevented from performing any of their respective obligations hereunder for any reason beyond their control, including, without limitation, strikes, shortages, war, acts of God, or any applicable statute, regulation or rule of federal, state or local government or agency thereof having jurisdiction over the Facility or the operations thereof.

6.            Withdrawal of Funds by Manager. Owner and Manager acknowledge and agree that the efficient operation of the Facility requires that Manager have ready access to the funds required therefor. Accordingly, unless otherwise agreed by Owner and Manager, Owner agrees not to withdraw any funds from the Facility’s bank account(s) reasonably believed by Manager to be required for the proper operation of the Facility or maintenance of appropriate reserves with respect thereto as set forth in the most recently approved Annual Budget.

7.            Fees. During the term of this Agreement, Manager shall be entitled to receive management fees (the “Fees”) up to three percent (3.0%) of the gross revenues of the Facility during each month or portion thereof occurring during such term. Fees shall be paid on a monthly basis simultaneously with the delivery by Manager to Owner of the monthly statements provided for in Section 1. In addition, a schedule of leasing commissions payable to Manager and outside brokers is attached hereto as Schedule 1 and Manager shall be entitled to receive leasing commissions in accordance with such Schedule for new leases at the Property.

8.            Assignment. This Agreement shall not be assigned (including by operation of law, whether by merger or consolidation or otherwise) by Owner, without the prior written consent of Manager. This Agreement may be assigned by Manager without the consent of Owner, but only with the consent of the holder of the mortgage on the Facility (the “Mortgagee”). Manager acknowledges that under the terms of the loan agreement between Owner and Mortgagee, Mortgagee has the right to designate the manager of the Facility. If Mortgagee exercises such right by notice to Owner and Manager, this Agreement shall be deemed to be assigned by Manager to the party designated by Mortgagee as of the date set forth in such notice. Owner and Manager shall take such further actions and execute such further documents as may be requested by Mortgagee or such new Manager with respect to such assignment and the new Manager will provide an agreement to Owner agreeing to perform the obligations of Manager hereunder after the date of such assignment.

9.            Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, three (3) business days after mailing, if mailed, or one business day after delivery to the courier, if delivery by overnight courier service:

If to Owner, to:

Continental Towers, L.L.C.

c/o Prime Group Realty, L.P.

77 West Wacker Drive, Suite 3900

Chicago, Illinois 60601

Attention: James F. Hoffman

If to Manager, to:

c/o Prime Group Realty Trust

77 West Wacker Drive

Suite 3900

Chicago, Illinois 60601

Attention: Jeffrey A. Patterson

with a copy to:

77 West Wacker Drive

Suite 3900

Chicago, Illinois 60601

Attention: James F. Hoffman

and:

Winston & Strawn

35 West Wacker Drive

Chicago, Illinois 60601

Attention: M. Christine Graff

10.          Relationship of the Parties. The relationship of Manager to Owner in connection with this Agreement shall be that of an independent contractor, and all acts performed by Manager during the term hereof shall be deemed to be performed in Manager’s capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Owner, its successors and assigns, on the one hand, and Manager, its successors and assigns, on the other hand.

11.          Entire Agreement. This Agreement and any documents executed in connection herewith contain the entire agreement among the parties and shall be binding upon their respective successors and assigns, and shall be construed in accordance with the laws of the State of Illinois. This Agreement may not be modified or amended except by written instrument signed by the parties hereto.

12.          Contract Modifications for Certain Legal Events. In the event any state or federal laws or regulations, whether now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, Owner and Manager agree to cooperate in restructuring their relationship and this Agreement to eliminate such violation or to reduce the risk thereof to the extent such restructuring can be accomplished upon commercially reasonable terms; provided, that any such restructuring shall, to the maximum extent possible, preserve the underlying economic and financial arrangements between Owner and Manager. The parties agree that such amendment may require either or both parties to obtain appropriate regulatory licenses and approvals.

13.          Captions. The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

14.          Severability. In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

15.          Remedies Cumulative; No Waiver. No right or remedy herein conferred upon or reserved to any of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an event of default hereunder. The failure of any party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the respective parties hereto may be exercised from time to time and as often as may be deemed expedient by such parties. To the extent either party hereto incurs legal fees and expenses in connection with such party’s enforcement of any of its rights hereunder as a result of a breach of this Agreement by the other party hereto (the “Breaching Party”), then, to the extent it is determined, either by the admission of the Breaching Party or by a court having competent jurisdiction over such dispute, that the Breaching Party had committed the alleged breach of this Agreement, then the Breaching Party shall pay all such reasonable attorneys’ fees and expenses incurred by the other party in connection with such enforcement.

16.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

17.          Other Management Agreement. As of the date hereof, Manager also is acting as a manager pursuant to a Management Agreement between Manager and Continental Towers Associates III, LLC (the “Other Management Agreement”) for contiguous property which is a portion of the real property and office building complex commonly known as Continental Towers, 1701 Golf Road, Rolling Meadows, Illinois, identified on Schedule B hereto (the “Other Facility”). With respect to the Other Management Agreement, the parties agree as follows:

(a)         So long as Manager is the manager of both the Facility and the Other Facility, Manager agrees to operate the Facility and the Other Facility as a cohesive property; and

(b)        The occurrence and continuance of an event of default under the Other Management Agreement shall be an event of default hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be executed and delivered in their names and on their behalf of the date first set forth above.

OWNER:

CONTINTENTAL TOWERS, L.L.C., a Delaware limited liability company

By:	CONTINENTAL TOWERS ASSOCIATES-I, L.P., an Illinois limited partnership, its sole member

By:	CTA GENERAL PARTNER, LLC, a Delaware limited liability company, its general partner

By:	CTA MEMBER, INC., a Delaware corporation, its Managing Member

By: [s] Paul G. Del Vecchio
Name:	Yochanan Danziger, by Paul G.
Del Vecchio, Attorney-In-Fact
Title:	President

MANAGER:

PRIME GROUP MANAGEMENT, L.L.C., a Delaware limited liability company

By:	Prime Group Realty, L.P., its sole member

By:	Prime Group Realty Trust, its managing general partner.

By: [s] Paul G. Del Vecchio
Name: Paul G. Del Vecchio
Its: S.V.P. Capital Markets

SCHEDULE A

THE FACILITY

Part of the office building complex located at 1701 Golf Road, Rolling Meadows, Illinois and commonly known as Continental Towers, as more particularly described as follows:

REAL PROPERTY IN THE CITY OF ROLLING MEADOWS, COUNTY OF COOK, STATE OF ILLINOIS, DESCRIBED AS FOLLOWS:

Parcel 1:

Lots 1 and 2 in CASATI-HEISE SUBDIVISION, being a subdivision of part of the Northeast 1/4 of Section 17 and part of the Northwest 1/4 of Section 16, both in Township 41 North, Range 11 East of the Third Principal Meridian in Cook County, Illinois according to the plat thereof recorded December 27, 1988 as Document Number 88592766, in Cook County, Illinois. Excepting therefrom that part of Lot 1 dedicated for roadway purposes according to Document No. 0021325095, recorded December 2, 2002. Also excepting therefrom, That part of Lot 1 in CASATI-HEISE SUBDIVISION, being a subdivision of part of the Northeast 1/4 of Section 17 and part of the Northwest 1/4 of Section 16, both in Township 41 North, Range 11 East of the Third Principal Meridian in Cook County, Illinois according to the plat thereof recorded December 27, 1988 as Document Number 88592766, bounded by a line described as follows: Beginning at the northeast corner of said Lot 1; thence South 06 Degrees 09 Minutes 30 Seconds West, along an east line of said Lot 1, a distance of 156.16 feet; thence South 58 Degrees 17 Minutes 03 Seconds East, along a northerly line of said Lot 1, a distance of 152.90 feet; thence North 20 Degrees 09 Minutes 00 Seconds East, along a west line of said Lot 1, a distance of 10.29 feet; thence South 69 Degrees 51 Minutes 00 Seconds East, along a north line of said Lot 1, a distance of 0.83 feet to a point in the southwesterly right of way line of Meijer Drive according to the Plat of Dedication, thereof, recorded December 12, 2002 as Document Number 0021325095; thence southeasterly, along said southwesterly line, along the arc of a curve left, having a radius of 75.00 feet, the chord of which bears South 36 Degrees 52 Minutes 51 Seconds East, an arc distance of 55.06 feet to a point in the easterly most east line of aforesaid Lot 1; thence South 20 Degrees 09 Minutes 00 Seconds West, along said east line, 326.25 feet; thence North 69 Degrees 51 Minutes 00 Seconds West, perpendicular to the last described course, 53.96 feet; thence South 19 Degrees 58 Minutes 13 Seconds West, 301.92 feet; thence North 57 Degrees 41 Minutes 17 Seconds West, 247.73 feet; thence South 32 Degrees 18 Minutes 43 Seconds West, perpendicular to the last described course, 33.31 feet; thence North 57 Degrees 41 Minutes 17 Seconds West, perpendicular to the last described course, 482.82 feet; thence North 32 Degrees 18 Minutes 43 Seconds East, perpendicular to the last described course, 218.53 feet; thence North 57 Degrees 45 Minutes 33 Seconds West, 69.41 feet; thence North 00 Degrees 19 Minutes 35 Seconds East, 245.85 feet to a point in the south line of aforementioned Lot 1, also being the south line of Golf Road (also known as Illinois State Route 58); thence North 89 Degrees 05 Minutes 58 Seconds East, along said north line, 692.03 feet to the point of beginning, all in Cook County, Illinois.

Parcel 2:

Easements appurtenant to and for the benefit of Parcel 1, as created and granted and set forth in easement agreement dated as of September 23, 1977 and recorded October 10, 1978 as Document Number 24662689 and as amended by Amendment to Easement Agreement dated as of May 15, 1980 and recorded June 10, 1980 and recorded as Document Number 25482426 upon, over, and under portions of Lots 1 to 6, inclusive, in Heise’s Subdivision, a subdivision of part of the Northwest 1/4 of Section 16, Township 41 North, Range 11 East of the Third Principal Meridian, in Cook County, Illinois, according to the plat thereof recorded December 23, 1977 as Document 24119807 and also over, upon and under portions of that part of the Northeast 1/4 of Section of Section 17, Township 41 North, Range 11 East of the Third Principal Meridian, in Cook County, Illinois described as follows:

Commencing at the Northeast Corner of the Northeast 1/4 of Section 17; thence Southerly along the east line of said Northeast 1/4 of Section 17, (a distance of) 80.0 feet to the southerly right-of-way of Golf Road (State Route 58), as dedicated and recorded September 24, 1929 as Document Numbers 10488005 and 10488006; thence South 89 Degrees, 08 Minutes West along said southerly right-of-way of Golf Road (State Route 58), 691.05 feet for a Point of Beginning; Thence South 0 Degrees, 52 Minutes East, 265.0 feet; thence South 89 Degrees, 08 Minutes West parallel with said southerly right -of-way of Golf Road (State Route 58) 196.11 feet; thence North 0 Degrees, 27 Minutes, 20 Seconds East parallel with the west line of Schwake’s Subdivision recorded August 11, 1970 as Document 21235091, now vacated, 265.07 feet to said southerly right-of-way of Golf Road (State Route 58); thence North 89 Degrees, 08 Minutes East, along said southerly right-of-way of Golf Road (State Route 58), 190.0 feet to the Point of Beginning, all in Cook County, Illinois, for the operation, maintenance, repair, replacement, relocation and removal of a water supply line, sewer and other utilities, in Cook County, Illinois

Parcel 3:

Easements appurtenant to and for the benefit of Parcel 1, as created and granted and set forth in reciprocal easement and common wall agreement dated as of September 23, 1977 and recorded October 10, 1978 as Document Number 24662688 and as amended by Agreement thereto dated as of November 21, 1979 and recorded December 17, 1979 and recorded as Document Number 252484791 upon and under portions that part of the Northeast 1/4 of Section of Section 17, Township 41 North, Range 11 East of the Third Principal Meridian, in Cook County, Illinois described as follows:

Commencing at the Northeast Corner of the Northeast 1/4 of Section 17; thence Southerly along the east line of said Northeast 1/4 of Section 17, (a distance of) 80.0 feet to the southerly right-of-way of Golf Road (State Route 58), as dedicated and recorded September 24, 1929 as Document Numbers 10488005 and 10488006; thence South 89 Degrees, 08 Minutes West along said southerly right-of-way of Golf Road (State Route 58), 691.05 feet for a Point of Beginning; Thence South 0 Degrees, 52 Minutes East, 265.0 feet; thence South 89 Degrees, 08 Minutes West parallel with said southerly right -of-way of Golf Road (State Route 58) 196.11 feet; thence North 0 Degrees, 27 Minutes, 20 Seconds East parallel with the west line of Schwake’s Subdivision recorded August 11, 1970 as Document 21235091, now vacated, 265.07 feet to said southerly right-of-way of Golf Road (State Route 58); thence North 89 Degrees, 08 Minutes East, along said southerly right-of-way of Golf Road (State Route 58), 190.0 feet to the Point of Beginning, all in Cook County, Illinois, for the operation, maintenance, repair, replacement, relocation and removal of a water supply line, sewer and other utilities, in Cook County, Illinois.

Common address: Continental Towers, 1701 Golf Road, Rolling Meadows, Illinois

PINS: 08-16-100-034 (part) and 08-16-100-035

SCHEDULE B

THE OTHER FACILITY

Part of the office building complex located at 1701 Golf Road, Rolling Meadows, Illinois and commonly known as Continental Towers, as more particularly described as follows:

REAL PROPERTY IN THE CITY OF ROLLING MEADOWS, COUNTY OF COOK, STATE OF ILLINOIS, DESCRIBED AS FOLLOWS:

Parcel 1:

Lot 3 in CASATI-HEISE SUBDIVISION, being a subdivision of part of the Northeast 1/4 of Section 17 and part of the Northwest 1/4 of Section 16, both in Township 41 North, Range 11 East of the Third Principal Meridian in Cook County, Illinois according to the plat thereof recorded December 27, 1988 as Document Number 88592766, in Cook County, Illinois.

Parcel 2:

That part of Lot 1 in CASATI-HEISE SUBDIVISION, being a subdivision of part of the Northeast 1/4 of Section 17 and part of the Northwest 1/4 of Section 16, both in Township 41 North, Range 11 East of the Third Principal Meridian in Cook County, Illinois according to the plat thereof recorded December 27, 1988 as Document Number 88592766, bounded by a line described as follows: Beginning at the northeast corner of said Lot 1; thence South 06 Degrees 09 Minutes 30 Seconds West, along an east line of said Lot 1, a distance of 156.16 feet; thence South 58 Degrees 17 Minutes 03 Seconds East, along a northerly line of said Lot 1, a distance of 152.90 feet; thence North 20 Degrees 09 Minutes 00 Seconds East, along a west line of said Lot 1, a distance of 10.29 feet; thence South 69 Degrees 51 Minutes 00 Seconds East, along a north line of said Lot 1, a distance of 0.83 feet to a point in the southwesterly right of way line of Meijer Drive according to the Plat of Dedication, thereof, recorded December 12, 2002 as Document Number 0021325095; thence southeasterly, along said southwesterly line, along the arc of a curve left, having a radius of 75.00 feet, the chord of which bears South 36 Degrees 52 Minutes 51 Seconds East, an arc distance of 55.06 feet to a point in the easterly most east line of aforesaid Lot 1; thence South 20 Degrees 09 Minutes 00 Seconds West, along said east line, 326.25 feet; thence North 69 Degrees 51 Minutes 00 Seconds West, perpendicular to the last described course, 53.96 feet; thence South 19 Degrees 58 Minutes 13 Seconds West, 301.92 feet; thence North 57 Degrees 41 Minutes 17 Seconds West, 247.73 feet; thence South 32 Degrees 18 Minutes 43 Seconds West, perpendicular to the last described course, 33.31 feet; thence North 57 Degrees 41 Minutes 17 Seconds West, perpendicular to the last described course, 482.82 feet; thence North 32 Degrees 18 Minutes 43 Seconds East, perpendicular to the last described course, 218.53 feet; thence North 57 Degrees 45 Minutes 33 Seconds West, 69.41 feet; thence North 00 Degrees 19 Minutes 35 Seconds East, 245.85 feet to a point in the south line of aforementioned Lot 1, also being the south line of Golf Road (also known as Illinois State Route 58); thence North 89 Degrees 05 Minutes 58 Seconds East, along said north line, 692.03 feet to the point of beginning, all in Cook County, Illinois.

Parcel 3:

Easements appurtenant to and for the benefit of Parcels 1 and 2, as created and granted and set forth in easement agreement dated as of September 23, 1977 and recorded October 10, 1978 as Document Number 24662689 and as amended by Amendment to Easement Agreement dated as of May 15, 1980 and recorded June 10, 1980 and recorded as Document Number 25482426 upon, over, and under portions of Lots 1 to 6, inclusive, in Heise’s Subdivision, a subdivision of part of the Northwest 1/4 of Section 16, Township 41 North, Range 11 East of the Third Principal Meridian, in Cook County, Illinois, according to the plat thereof recorded December 23, 1977 as Document 24119807 and also over, upon and under portions of that part of the Northeast 1/4 of Section of Section 17, Township 41 North, Range 11 East of the Third Principal Meridian, in Cook County, Illinois described as follows:

Commencing at the Northeast Corner of the Northeast 1/4 of Section 17; thence Southerly along the east line of said Northeast 1/4 of Section 17, (a distance of) 80.0 feet to the southerly right-of-way of Golf Road (State Route 58), as dedicated and recorded September 24, 1929 as Document Numbers 10488005 and 10488006; thence South 89 Degrees, 08 Minutes West along said southerly right-of-way of Golf Road (State Route 58), 691.05 feet for a Point of Beginning; Thence South 0 Degrees, 52 Minutes East, 265.0 feet; thence South 89 Degrees, 08 Minutes West parallel with said southerly right -of-way of Golf Road (State Route 58) 196.11 feet; thence North 0 Degrees, 27 Minutes, 20 Seconds East parallel with the west line of Schwake’s Subdivision recorded August 11, 1970 as Document 21235091, now vacated, 265.07 feet to said southerly right-of-way of Golf Road (State Route 58); thence North 89 Degrees, 08 Minutes East, along said southerly right-of-way of Golf Road (State Route 58), 190.0 feet to the Point of Beginning, all in Cook County, Illinois, for the operation, maintenance, repair, replacement, relocation and removal of a water supply line, sewer and other utilities, in Cook County, Illinois

Parcel 4:

Easements appurtenant to and for the benefit of Parcels 1 and 2, as created and granted and set forth in reciprocal easement and common wall agreement dated as of September 23, 1977 and recorded October 10, 1978 as Document Number 24662688 and as amended by Agreement thereto dated as of November 21, 1979 and recorded December 17, 1979 and recorded as Document Number 252484791 upon and under portions that part of the Northeast 1/4 of Section of Section 17, Township 41 North, Range 11 East of the Third Principal Meridian, in Cook County, Illinois described as follows:

Commencing at the Northeast Corner of the Northeast 1/4 of Section 17; thence Southerly along the east line of said Northeast 1/4 of Section 17, (a distance of) 80.0 feet to the southerly right-of-way of Golf Road (State Route 58), as dedicated and recorded September 24, 1929 as Document Numbers 10488005 and 10488006; thence South 89 Degrees, 08 Minutes West along said southerly right-of-way of Golf Road (State Route 58), 691.05 feet for a Point of Beginning; Thence South 0 Degrees, 52 Minutes East, 265.0 feet; thence South 89 Degrees, 08 Minutes West parallel with said southerly right -of-way of Golf Road (State Route 58) 196.11 feet; thence North 0 Degrees, 27 Minutes, 20 Seconds East parallel with the west line of Schwake’s Subdivision recorded August 11, 1970 as Document 21235091, now vacated, 265.07 feet to said southerly right-of-way of Golf Road (State Route 58); thence North 89 Degrees, 08 Minutes East, along said southerly right-of-way of Golf Road (State Route 58), 190.0 feet to the Point of Beginning, all in Cook County, Illinois, for the operation, maintenance, repair, replacement, relocation and removal of a water supply line, sewer and other utilities, in Cook County, Illinois.

Common address: Continental Towers, 1701 Golf Road, Rolling Meadows, Illinois

PINS: 08-16-100-034 (part) and 08-16-100-036

SCHEDULE 1

LEASING COMMISSIONS

[SEE ATTACHED]

[Intentionally omitted]